UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GALAXY NEXT GENERATION, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	62-1363026 (IRS Employer Identification No.)
285 Big A Road Toccoa, Georgia (Address of principal executive offices)	30577 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  N/A.

Securities to be registered pursuant to Section 12(g) of the Act:    Common Stock, $0.0001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Authorized capital consists of 4,000,000,000 shares of common stock and 200,000,000 shares of preferred stock both with a par value of $0.0001 per share. All common shares are equally eligible to receive dividends and the repayment of capital, and represent one vote each at the shareholders meetings of Galaxy Next Generation, Inc.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

3.1 Articles of Incorporation

3.2 Bylaws

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Galaxy Next Generation, Inc.

(Registrant)

Date:  December 3, 2018

By: /s/Gary LeCroy

Gary LeCroy, CEO